     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                             =====================

                                 CSX CORPORATION

                             =====================


                                    FORM OF
                                 $___________
                           8.30% DEBENTURE DUE 2032



No.                                                            CUSIP
    ---                                                              -----------

          This security (the "Security") is one of a duly authorized issue of securities (herein called the "Securities") of CSX Corporation, a Virginia corporation (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), issued and to be issued in one or more series under an indenture, unlimited as to aggregate principal amount, dated as of August 1, 1990 between the Company and The Chase Manhattan Bank, Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture (as hereinafter defined)), as supplemented by a First Supplemental Indenture dated as of June 15, 1991 and a Second Supplemental Indenture dated as of May 6, 1997, to which indenture and all indentures supplemental thereto (the indenture, as supplemented being herein called the "Indenture") reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, which series has been issued in an aggregate initial principal amount of $___________ (_________________________ DOLLARS). This Security
represents an aggregate initial principal amount of $___________ (_________________________ DOLLARS) (as adjusted from time to time in accordance with the terms and provisions hereof and as set forth on Exhibit A hereto, the "Principal Amount") of the Securities of such series, with the Interest Payment Dates, date of original issuance, and date of Maturity specified herein and bearing interest on said Principal Amount at the interest rate specified herein.

          The Company, for value received, hereby promises to pay _____________, or its registered assigns, the principal sum of $___________ (_______________________ DOLLARS) on May 1, 2032, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon from May 1, 1997 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if the date of this Security is an Interest Payment Date to which interest has been paid or duly provided for, then from the date hereof, semiannually in arrears on May 1 and November 1 in each year, commencing November 1, 1997, and at Maturity at the rate of 8.30% per annum, until the principal hereof is paid or duly made available for payment. The Company shall pay interest on overdue principal and premium, if any, and (to the extent lawful) interest on overdue installments of interest at the rate per annum borne by the Security. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Security of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture. Notwithstanding the foregoing, interest payable on this Security at Maturity will be payable to the person to whom principal is payable.

          This Security is exchangeable in whole or from time to time in part for definitive Registered Securities of this series only as provided in this paragraph. If (x) the U.S. Depository with respect to the Securities of this series (the "U.S. Depository") notifies the Company that it is unwilling, unable or ineligible to continue as U.S. Depository for this Security or if at any time the U.S. Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Registered Securities and executes and delivers to the Trustee a Company Order providing that this Security shall be so exchangeable or (z) there shall have happened and be continuing an Event of Default or any event which, after notice or lapse of time, or both, would become an Event of Default with respect to the Securities of the series of which this Security is a part, this Security or any portion hereof shall, in the case of clause (x) above, be exchanged for definitive Registered Securities of this series, and in the case of clauses (y) and (z) above, be exchangeable for definitive Registered Securities of this series, provided that the definitive Security so issued in exchange for this Security shall be in authorized denominations and be of like tenor and of an equal aggregate principal amount as the portion of the Security to be exchanged, and provided further that, in the case of clauses (y) and (z) above, definitive Registered Securities of this series will be issued in exchange for this Security, or any portion hereof, only if such definitive Registered Securities were requested by written notice to the Security Registrar by or on behalf of a Person who is a beneficial owner of an interest herein given through the Holder hereof. Any definitive Registered Security of this series issued in exchange for this Security, or any portion hereof, shall be registered in the name or names of such Person or Persons as the Holder hereof shall instruct the Security Registrar. Except as provided above, owners of beneficial interests in this Security will not be entitled to receive physical delivery of Security in definitive form and will not be considered the Holders thereof for any purpose under the Indenture.

          Any exchange of this Security or portion hereof for one or more definitive Registered Securities of this series will be made at the New York office of the Security Registrar. Upon exchange of any portion of this Security for one or more definitive Registered Securities of this series, the Trustee shall endorse Exhibit A of this Security to reflect the reduction of its Principal Amount by an amount equal to the aggregate principal amount of the definitive Registered Securities of this series so issued in exchange, whereupon the Principal Amount hereof shall be reduced for all purposes by the amount so exchanged and noted. Except as otherwise provided herein or in the Indenture, until exchanged in full for one or more definitive Registered Securities of this series, this Security shall in all respects be subject to and entitled to the same benefits and conditions under the Indenture as a duly authenticated and delivered definitive Registered Security of this series.

          The principal and any interest in respect of any portion of this Security payable in respect of an Interest Payment Date or at the Stated Maturity thereof, in each case occurring prior to the exchange of such portion for a definitive Registered Security or Securities of this series, will be paid, as provided herein, to the Holder hereof which will undertake in such circumstances to credit any such principal and interest received by it in respect of this Security to the respective accounts of the Persons who are the beneficial owners of such interests on such Interest Payment Date or at Stated Maturity. If a definitive Registered Security or Registered Securities of this series are issued in exchange for any portion of this Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, then interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Holder hereof, and the Holder hereof will undertake in such circumstances to credit such interest to the account or accounts of the Persons who were the beneficial owners of such portion of this Security on such Regular Record Date or Special Record Date, as the case may be.

          Payment of the principal of and any such interest on this Security will be made at the offices of The Chase Manhattan Bank, as Paying Agent, in the Borough of Manhattan, The City of New York, or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts by check mailed to the registered Holders thereof; provided, however, that at the option of the Holder, payment of interest may be
--------  -------
made by wire transfer of immediately funds to an account of the Person entitled hereto as such account shall be provided to the Security Registrar and shall appear in the Security Register.

          The Securities of this series are subject to redemption on or after May 1, 2007, in whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): if redeemed during the 12-month period beginning May 1 of the years indicated,



          YEAR                         REDEMPTION PRICE
          ----                         -----------------
          2007                         104.150%
          2008                         103.735
          2009                         103.320
          2010                         102.905
          2011                         102.490
          2012                         102.075
          2013                         101.660
          2014                         101.245
          2015                         100.830
          2016                         100.415
          2017 and thereafter          100.000

in each case with accrued interest to the Redemption Date; provided, however, that installments of interest on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Dates referred to on the face hereof all as provided in the Indenture. Notice of redemption will be given by mail to Holders of Securities, not less than 30 nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture. In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series (including this Security and the interests represented hereby) may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and any interest on the Securities of this series (including this Security and the interests represented hereby) shall terminate.

          The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related defaults and Events of Default, upon compliance with certain conditions set forth therein, which provisions shall apply to this Security.

          The provisions of Article Fourteen of the Indenture apply to Securities of this series.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding on behalf of the Holders of all Securities of such series to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and the Persons who are beneficial owners of interests represented hereby, and of any Security issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

          As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in aggregate principal amount of the

Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (and premium, if any) or interest on this Security on or after the respective due dates expressed herein.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional to pay the principal of (and premium, if any) and interest on this Security at the time, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of Registered Securities of the series of which this Security is a part may be registered on the Security Register of the Company, upon surrender of such Securities for registration of transfer at the office of the Security Registrar, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder thereof or his attorney duly authorized in writing, and thereupon one or two more new Securities of this Series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          No service charge shall be made for any such registration of transfer or exchange of Securities as provided above, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          The Securities of this series of which this Security is a part are issuable only in registered form without coupons, in denominations of $1,000.00 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

          The Securities of this series shall be dated the date of their authentication.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          Unless the certificate of authentication hereon has been executed by or on behalf of The Chase Manhattan Bank, the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:      , 1997
       -----


                                  CSX CORPORATION



[Seal]                       By:
                                ------------------------------------------------
                                 Name: David D. Owen
                                 Title:  Managing Director--Corporate Finance


Attest:


---------------------------------------
         Corporate Secretary



                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of a series issued under the Indenture described herein.


                                  THE CHASE MANHATTAN BANK, as Trustee




                             By:
                                ------------------------------------------------
                                              Authorized Officer

                            FORM OF TRANSFER NOTICE


          FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.
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Please print or typewrite name and address including zip code of assignee

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the within Debenture and all rights thereunder, hereby irrevocably constituting and appointing ________________________________ attorney to transfer said Debenture on the books of the Security Registrar with full power of substitution in the premises.



Date:
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                                  NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

                                                                       EXHIBIT A
                                                                       ---------


                             Schedule of Exchanges
                             ---------------------